EXHIBIT 11



                       SIS BANCORP, INC. AND SUBSIDIARIES
               COMPUTATION OF PRO FORMA PRIMARY AND FULLY DILUTED
                               EARNINGS PER SHARE
                     (In Thousands Except Per Share Amounts)




                                                                   Three Months Ended     Six Months Ended
                                                                        June 30,              June 30,
                                                                   ------------------     ----------------
                                                                     1996       1995       1996       1995
                                                                     ----       ----       ----       ----

Primary:

Net income                                                         $ 3,044    $ 1,281    $ 5,449    $ 2,070

Weighted average and pro forma weighted
   average shares outstanding during the period                      5,574      5,562      5,568      5,562
Unearned ESOP shares                                                  (390)      (445)      (390)      (445)
Stock options considered outstanding during the period                 105          -        105          -
Restricted stock shares considered outstanding during the period       146          -        149          -
                                                                   -------    -------    -------    -------
Total shares                                                         5,435      5,117      5,432      5,117
                                                                   =======    =======    =======    =======
Net income per share                                               $  0.56    $  0.25    $  1.00    $  0.40
                                                                   =======    =======    =======    =======



                                                                   Three Months Ended     Six Months Ended
                                                                        June 30,              June 30,
                                                                   ------------------     ----------------
                                                                     1996       1995       1996       1995
                                                                     ----       ----       ----       ----

Fully Diluted:

Net income                                                         $ 3,044    $ 1,281    $ 5,449    $ 2,070

Weighted average and pro forma weighted
   average shares outstanding during the period                      5,574      5,562      5,568      5,562
Unearned ESOP shares                                                  (390)      (445)      (390)      (445)
Stock options considered outstanding during the period                 120          9        119          5
Restricted stock shares considered outstanding during the period       146          4        149          2
                                                                   -------    -------    -------    -------
Total shares                                                         5,450      5,130      5,446      5,124
                                                                   =======    =======    =======    =======
Net income per share                                               $  0.56    $  0.25    $  1.00    $  0.40
                                                                   =======    =======    =======    =======



Net income per shares for the three and six months ended June 30, 1996 and the three months ended June 30, 1995 is computed on weighted shares outstanding for the period. Net income per share for the six months ended June 30, 1995 is computed on a pro forma basis as if the stock issued in the conversion had been issued as of the beginning of the period presented.

This computation includes the impact of the Restricted Stock Plan ("RSP") and the Stock Option Plan which were approved by stockholders at the Annual Meeting of the Stockholders held on May 31, 1995.